EXHIBIT 10.10.1

Schedule identifying substantially identical agreements, between Visteon Corporation ("Visteon") and each of the persons named below, to the Change in Control Agreement constituting Exhibit 10.10 to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2019.

Name
Sunil K. Bilolikar
Matthew M. Cole
Brett D. Pynnonen
Jerome J. Rouquet
Markus J. Schupfner
Kristin E. Trecker
Robert R. Vallance